Exhibit 99.7
LIMELIGHT NETWORKS, INC.
AMENDMENT TO EMPLOYMENT AGREEMENT
     This Amendment to the Employment Agreement (the “Amendment”) is made as of December 30, 2008, by and between Limelight Networks, Inc. (the “Company”), and Philip Maynard (the “Executive”).
RECITALS
     WHEREAS, the Company and Executive entered into that certain Employment Agreement dated as of October 16, 2007 (the “Agreement”).
     WHEREAS, the Company and Executive desire to amend the Agreement to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and make certain other changes.
     NOW, THEREFORE, the Company and Executive agree that in consideration of the foregoing and the promises and covenants contained herein, the parties agree as follows:
AGREEMENT
     1. Annual Incentive. Section 3(b) of the Agreement, entitled “Annual Incentive,” is hereby amended to read in its entirety as follows:
(b) Annual Incentive. Executive will be eligible to receive annual cash incentives payable for the achievement of performance goals established by the Board of Directors of the Company (the “Board”) or by the Compensation Committee of the Board (the “Committee”). During calendar year 2007, Executive’s target annual incentive (“Target Annual Incentive”) will be $75,000, which shall be pro rated for the portion of calendar year 2007 during which Executive is an employee of the Company. The actual earned annual cash incentive, if any, payable to Executive for any performance period will depend upon the extent to which the applicable performance goal(s) specified by the Committee with the input of Executive are achieved. Any annual cash incentives earned pursuant to this Section 3(b) will be paid to Executive as soon as reasonably practicable following the date on which such annual cash incentives are earned, but in no event will be paid later than March 15 of the year following the year in which such annual cash incentives are earned.”
     2. Expenses. Section 5 of the Agreement, entitled “Expenses,” is hereby amended to read in its entirety as follows:

“5. Expenses. The Company will reimburse Executive for reasonable travel, entertainment and other expenses, and for professional association fees and continuing education expenses, incurred by Executive in the furtherance of the performance of Executive’s duties hereunder. In addition, the Company shall reimburse Executive for up to $2,500 for his expenses in engaging legal counsel to review this Agreement on his behalf. All reimbursements to Executive by the Company pursuant to this Section 5 shall be in accordance with the Company’s expense reimbursement policy as in effect from time to time.”
     3. Termination of Employment. Section 7 of the Agreement, entitled “Termination of Employment,” is hereby amended to read in its entirety as follows:
“7. Termination of Employment. In the event Executive’s employment with the Company terminates for any reason, Executive will be entitled to any (a) unpaid Base Salary accrued up to the effective date of termination; (b) unpaid, but earned and accrued annual incentive for any completed fiscal year as of his termination of employment; (c) pay for accrued but unused vacation; (d) benefits or compensation as provided under the terms of any employee benefit and compensation agreements or plans applicable to Executive; (e) unreimbursed business expenses required to be reimbursed to Executive; and (f) rights to indemnification Executive may have under the Company’s Certificate of Incorporation, Bylaws, this Agreement, and/or separate indemnification agreement, as applicable. In the event Executive’s employment with the Company terminates for any reason (other than Cause), Executive will be entitled to exercise any outstanding vested stock options until the first to occur of: (i) the date that is six months following the later of such termination of employment or the date upon which Executive ceases to provide any other services to the Company or any of its affiliates, whether as a director, independent contractor or otherwise, (ii) the applicable scheduled expiration date of such award (in the absence of any termination of employment) as set forth in the award agreement, or (iii) the ten (10) year anniversary of the award’s original date of grant. For purposes of clarity, the term “expiration date” shall be the scheduled expiration of the option agreement and not the period that Executive shall be entitled to exercise such option. In addition, if the termination is by the Company without Cause or Executive resigns for Good Reason, Executive will be entitled to the amounts and benefits specified in Section 8.”
     4. Separation Agreement and Release of Claims. Section 9(a) of the Agreement, entitled “Separation Agreement and Release of Claims” is hereby amended to read in its entirety as follows:
“(a) Separation Agreement and Release of Claims. The receipt of any severance, or other benefits pursuant to Section 8 will be subject to Executive signing and not revoking a separation agreement and release of claims in a form reasonably acceptable to the Company and provided that such release of claims becomes effective and irrevocable no later than sixty (60) days following the termination date

(such deadline, the “Release Deadline”). The Company shall deliver such form to Executive within five (5) business days after the date of termination. No severance or other benefits pursuant to Section 8 will be paid or provided until the separation agreement and release of claims becomes effective and irrevocable. If the separation agreement and release of claims does not become effective by the Release Deadline, Executive will forfeit any rights to severance or benefits under this Agreement. Any severance payments or benefits under this Agreement that would be considered Deferred Compensation Severance Benefits (as defined in Section 25), will be paid on, or, in the case of installments, will not commence until, the sixtieth (60th) day following Executive’s “separation from service”, or, if later, such time as required by Section 25. Any installment payments that would have been made to Executive during the sixty (60) day period immediately following Executive’s “separation from service” but for the preceding sentence will be paid to Executive on the sixtieth (60th) day following Executive’s “separation from service” and the remaining payments will be made as provided in this Agreement. If Executive should die before all of the severance amounts have been paid, such unpaid amounts will be paid in a lump-sum payment promptly following such event to Executive’s designated beneficiary, if living, or otherwise to the personal representative of Executive’s estate.”
     5. Excise Tax. Section 10 of the Agreement, entitled “Excise Tax,” is hereby amended to read in its entirety as follows:
“10. Excise Tax. In the event that the benefits provided for in this Agreement constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) and will be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then Executive’s severance benefits payable under the terms of this Agreement will be either (a) delivered in full, or (b) delivered as to such lesser extent which would result in no portion of such severance benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by Executive on an after-tax basis, of the greatest amount of severance benefits. Any reduction in payments and/or benefits required by this Section 10 will occur in the following order: (1) reduction of cash payments; (2) reduction of vesting acceleration of equity awards; and (3) reduction of other benefits paid or provided to Executive. In the event that acceleration of vesting of equity awards is to be reduced, such acceleration of vesting will be cancelled in the reverse order of the date of grant for Executive’s equity awards. If two or more equity awards are granted on the same date, each award will be reduced on a pro-rata basis.”

     6. Cause. Section 11(a) of the Agreement, entitled “Cause” is hereby amended to read in its entirety as follows:
“(a) Cause. For purposes of this Agreement, “Cause” will mean:
(i)	Acts or omissions constituting gross negligence, recklessness or willful misconduct on the part of Executive with respect to Executive’s obligations under this Agreement or otherwise relating to the business of Company;

(ii)	Any act of personal dishonesty taken by Executive in connection with his responsibilities as an employee of the Company with the intention or reasonable expectation that such action may result in the substantial personal enrichment of Executive;

(iii)	Executive’s conviction of, or plea of nolo contendere to, a felony that the Board reasonably believes has had or will have a material detrimental effect on the Company’s reputation or business;

(iv)	A breach of any fiduciary duty owed to the Company by Executive that has a material detrimental effect on the Company’s reputation or business;

(v)	Executive being found liable in any Securities and Exchange Commission or other civil or criminal securities law action or entering any cease and desist order with respect to such action (regardless of whether or not Executive admits or denies liability);

(vi)	Executive (A) obstructing or impeding; (B) endeavoring to obstruct, impede or improperly influence, or (C) failing to materially cooperate with, any investigation authorized by the Board or any governmental or self-regulatory entity (an “Investigation”). However, Executive’s failure to waive attorney-client privilege relating to communications with Executive’s own attorney in connection with an Investigation will not constitute “Cause”; or

(vii)	Executive’s disqualification or bar by any governmental or self-regulatory authority from serving in the capacity contemplated by this Agreement or Executive’s loss of any governmental or self-regulatory license that is reasonably necessary for Executive to perform his responsibilities to the Company under this Agreement, if (A) the disqualification, bar or loss continues for more than thirty (30) days, and (B) during that period the Company uses its good faith efforts to cause the disqualification or bar to be lifted or the license replaced. While any disqualification, bar or loss continues during Executive’s employment,

Executive will serve in the capacity contemplated by this Agreement to whatever extent legally permissible and, if Executive’s employment is not permissible, Executive will be placed on leave (which will be paid to the extent legally permissible).
     7. Good Reason. Section 11(e) of the Agreement, entitled “Good Reason” is hereby amended to read in its entirety as follows:
“(e) Good Reason. For purposes of this Agreement, “Good Reason” means Executive’s termination of employment within twelve (12) months following the initial existence of any of the following that constitutes “Good Reason” and following the expiration of any cure period (as discussed below), without Executive’s express written consent:
(i) An adverse change in Executive’s title or reporting relationship, or a significant reduction of Executive’s duties, position, or responsibilities, relative to Executive’s duties, position, or responsibilities in effect immediately prior to such reduction, so that there is a material reduction in Executive’s authority, duties or responsibilities;
(ii) A material reduction in Executive’s base compensation as in effect immediately prior to such reduction. Notwithstanding the foregoing, a one-time reduction that also is applied to substantially all other executive officers of the Company and which one-time reduction reduces the base compensation by a percentage reduction of 10% or less in the aggregate will not constitute “Good Reason”;
(iii) A material change in geographic location at which Executive must perform services (that is, the relocation of Executive to a facility or location that is more than thirty-five (35) miles from the Company’s offices in Tempe, San Francisco or Rancho Santa Fe; or
(iv) Any material breach by the Company of any material contractual obligation owed Executive pursuant to this Agreement (including, without limitation, the failure of the Company to obtain the assumption of this Agreement by a successor).
Executive will not resign for Good Reason without first providing the Company with written notice within ninety (90) days of the event that Executive believes constitutes “Good Reason” specifically identifying the acts or omissions constituting the grounds for Good Reason and a reasonable cure period of not less than thirty (30) days.”

     8. Section 409A. Section 25 of the Agreement, entitled “Code Section 409A,” is hereby amended to read in its entirety as follows:
“25. Code Section 409A.
     (a) Notwithstanding anything to the contrary in this Agreement, no severance payable to Executive, if any, pursuant to this Agreement, when considered together with any other severance payments or separation benefits that are considered deferred compensation under Section 409A of the Code and the final regulations and any guidance promulgated thereunder (“Section 409A”) (together, the “Deferred Compensation Separation Benefits”) will be payable until Executive has a “separation from service” within the meaning of Section 409A.
     (b) Notwithstanding anything to the contrary in this Agreement, if Executive is a “specified employee” within the meaning of Section 409A at the time of Executive’s termination (other than due to death), then the Deferred Compensation Separation Benefits that are payable within the first six (6) months following Executive’s separation from service, will become payable on the first payroll date that occurs on or after the date six (6) months and one (1) day following the date of Executive’s separation from service. All subsequent Deferred Compensation Separation Benefits, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit. Notwithstanding anything herein to the contrary, if Executive dies following Executive’s separation from service but prior to the six (6) month anniversary of the separation, then any payments delayed in accordance with this paragraph will be payable in a lump sum as soon as administratively practicable after the date of Executive’s death and all other Deferred Compensation Separation Benefits will be payable in accordance with the payment schedule applicable to each payment or benefit. Each payment and benefit payable under this Agreement is intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.
     (c) Any amount paid under this Agreement that satisfies the requirements of the “short-term deferral” rule set forth in
Section 1.409A-1(b)(4) of the Treasury Regulations will not constitute Deferred Compensation Separation Benefits for purposes of clause (i) above.
     (d) Any amount paid under this Agreement that qualifies as a payment made as a result of an involuntary separation from service pursuant to Section 1.409A-1(b)(9)(iii) of the Treasury Regulations that do not exceed the Section 409A Limit will not constitute Deferred Compensation Separation Benefits for purposes of clause (i) above. For purposes of this Agreement, “Section 409A Limit” will mean the lesser of two (2) times: (i) Executive’s annualized compensation based upon the annual rate of pay paid to Executive during the Company’s taxable year preceding the Company’s taxable year of Executive’s termination of employment as determined under Treasury Regulation 1.409A-1(b)(9)(iii)(A)(1) and any Internal Revenue

Service guidance issued with respect thereto; or (ii) the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Code for the year in which Executive’s employment is terminated.
     (e) The foregoing provisions are intended to comply with the requirements of Section 409A so that none of the severance payments and benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. The Company and Executive agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition prior to actual payment to Executive under Section 409A.”
     9. Full Force and Effect. To the extent not expressly amended hereby, the Agreement shall remain in full force and effect.
     10. Entire Agreement. This Amendment and the Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.
     11. Successors and Assigns. This Amendment and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns, and legal representatives.
     12. Counterparts. This Amendment may be executed in counterparts, all of which together shall constitute one instrument, and each of which may be executed by less than all of the parties to this Amendment.
     13. Governing Law. This Amendment shall be governed in all respects by the internal laws of Arizona, without regard to principles of conflicts of law.
     14. Amendment. Any provision of this Amendment may be amended, waived or terminated by a written instrument signed by the Company and Executive.
(Signature page follows)

     IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be executed as of the date first set forth above.

PHILIP MAYNARD	LIMELIGHT NETWORKS, INC.

/s/ Philip Maynard	/s/ Jeff Lunsford

Signature	Signature

Philip Maynard	Jeff Lunsford

Print Name	Print Name

CEO

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(Signature page to Amendment to Philip Maynard Employment Agreement)